Exhibit 99.1

Investor and Media Contact:
Stacie D. Byars
Director, Communications
Targeted Genetics Corporation
(206) 521-7392

TARGETED GENETICS ANNOUNCES PRELIMINARY RESULTS FROM ITS PHASE II TRIAL
OF tgAAVCF IN CYSTIC FIBROSIS

Seattle, WA – March 17, 2005 – Targeted Genetics Corporation (Nasdaq: TGEN) today reported that its Phase II clinical trial of tgAAVCF in patients with mild to moderate cystic fibrosis (CF) failed to meet its primary endpoint of statistically significant improvement in lung function, 30 days following initial administration of tgAAVCF compared to placebo. Based on these results, the Company has decided not to pursue further development of tgAAVCF. The Company will hold a conference call via webcast at 10:30 a.m. EST today, which can be accessed, along with replay information, at www.targetedgenetics.com

“Although we are obviously disappointed that these results did not confirm findings from our earlier Phase II trial in cystic fibrosis, we have significantly expanded our adeno-associated virus (AAV)-related development capabilities and infrastructure through the evaluation of this product candidate,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics. “We are dedicated to developing products with both clinical and commercial potential and our experience in CF and understanding of AAV from this program will be leveraged into our other development programs. We plan to focus our efforts on our clinical programs in HIV/AIDS prophylaxis, inflammatory arthritis, and our preclinical programs in hyperlipidemia congestive heart failure and Huntington’s disease.”

Parker further stated, “I would like to take this opportunity to thank the Cystic Fibrosis Foundation, the members of the CF medical community and, especially, CF patients and their families for their support of our efforts to develop a new approach to treating this disease.”

This Phase II, double-blind, randomized, placebo-controlled study was partially funded by Cystic Fibrosis Foundation Therapeutics, Inc. (CFFT), the drug discovery and development affiliate of the Cystic Fibrosis Foundation, and was being conducted through CFFT’s

Therapeutics Development Network. The primary end-point of this trial was an improvement in FEV1 lung function 30-days following initial administration of tgAAVCF. The study also evaluated improvement in lung function at day 90, which was 60 days following the administration of a second dose of tgAAVCF, and monitored the safety and tolerability profile of tgAAVCF. A total of 102 patients, 12 years of age and older, were evaluated, 51 in the treatment group and 51 in the placebo group. Study participants received two doses of 1x1013 DNAse resistant particles (DRP) of tgAAVCF or placebo, delivered via nebulizer at day 0 and day 30 of the study and were evaluated for change in FEV1 lung function every two weeks over the course of 90 days. The Company expects to present the complete data set from the study in a peer reviewed forum later this year. The company will continue to collect safety data through the end of the study.

About Targeted Genetics
Targeted Genetics Corporation develops gene-based products for preventing and treating acquired and inherited diseases. The Company has clinical product development programs, targeting AIDS prophylaxis and inflammatory arthritis. The Company also has a promising pipeline of product candidates focused on hyperlipidemia, congestive heart failure and Huntington’s disease that are being developed under collaboration agreements with others, and a broad platform of gene delivery technologies for application in nucleic acid-based drug development. For more information about Targeted Genetics, visit its website at www.targetedgenetics.com.

Contact: Stacie D. Byars
206-521-7392

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements regarding our research programs, clinical trials, our revised product development and clinical trial focus and our potential to leverage our development platforms and other statements about our plans, objectives, intentions and expectations. In particular, the statements regarding the Company’s new strategic direction and its potential effects on the Company’s business are forward-looking statements. These statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Factors that could affect our actual results include, but are not limited to, delay or failure in developing our other product candidates, the timing, nature and results of our research and our clinical trials, potential development of alternative technologies or more effective products by competitors, our ability to obtain and maintain regulatory or institutional approvals, our ability to obtain, maintain and protect our intellectual property related to any of our product candidates, and our ability to raise capital when needed, as well as other risk factors described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our Annual Report on Form 10-K for the year ended December 31, 2004. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.

###

2